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                                                                     EXHIBIT 3.2



                                     BYLAWS
                                       OF
                             COWLITZ BANCORPORATION


                                   ARTICLE I.
                             Shareholders' Meetings


        Section 1.1 Annual Meeting. The annual meeting of the shareholders shall be held on or before May 15 of every year at the principal office of the corporation or at such other time or place as may be determined by the board of directors. At such meeting the shareholders entitled to vote shall elect a board of directors and transact such other business as may come before the meeting.

        Section 1.2 Special Meetings. Special meetings of the shareholders may be held at any time on request of the president or on request of the board of directors or on demand in writing by shareholders of record holding not less than 25 percent of the shares of the corporation entitled to vote; provided, however, that if the corporation becomes a public company as that term is defined by the Act, the demand in writing must be by holders of not less than a simple majority of the shares of the corporation entitled to vote.

        Section 1.3 Voting. Each shareholder shall be entitled to one vote, in person or by proxy, for each share entitled to vote outstanding in such shareholder's name on the books of the corporation, except as otherwise provided in the Articles of Incorporation. In order to vote by proxy at any meeting of the shareholders, the proxy must be received in the office of the secretary-treasurer of the corporation not less than the close of business on the second business day before the day specified in the notice of meeting as the date of the meeting in order to give the corporation sufficient time to validate the proxies to be voted at the meeting.

        Section 1.4 Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented by shareholders in person or by proxies, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act, the Articles of Incorporation or these Bylaws.

        Section 1.5 Notice. Except as provided below, written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary-treasurer, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice shall be delivered not less than 20 days nor more than 60 days before the meeting if the shareholders' meeting is called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the corporation. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the share transfer books of the corporation, with postage prepaid.

        Section 1.6 Record Date. The board of directors shall fix in advance a record date in order to determine the shareholders entitled to notice of and to vote at a meeting of shareholders. The record date shall not be more than 70 days before the meeting.

        Section 1.7 List of Shareholders for Meeting. After fixing the record date for a meeting of shareholders, the secretary-treasurer shall prepare an alphabetical list of the names of all of the shareholders who are entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning ten days prior to the meeting and continuing through the meeting, at the corporation's principal office or at the place identified


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in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders list available at the meeting, and any shareholder or any agent or attorney of a shareholder shall be entitled to inspect the list at any time during the meeting or any adjournment.


                                   ARTICLE II.
                               Board of Directors

        Section 2.1 Number and Term of Office. The number of directors of the corporation shall be five. The number of directors of the corporation may be changed from time to time to not less than five nor more than twenty directors by a Bylaw or amendment thereof duly adopted by the board of directors or by the shareholders acting in accordance with Article XI hereof. The terms of the initial directors shall expire at the first meeting of shareholders at which directors are elected. The terms of all other directors shall expire at the next annual meeting of shareholders following their election. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or until there is a decrease in the number of directors. All nominations of director shall be filed with the secretary-treasurer of the corporation at least 30 days prior to the date of the annual meeting of shareholders.

        Section 2.2 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, unless otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy may be elected for the unexpired term of his predecessor in office, subject to prior death, resignation or removal.

        Section 2.3 Annual Meeting. There shall be an annual meeting of the board of directors which may be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the board of directors upon notice in the same manner as provided in Section 2.5. The annual meeting shall be held at the principal office of the corporation or at such other place as the board of directors may designate.

        Section 2.4 Regular Meetings. The board of directors may by resolution provide for regular meetings. Each director then in office shall be provided written notice of the scheduled date, hour and place of each regular meeting, personally delivered or mailed by United States mail, first class postage prepaid, addressed to each director at the director's address appearing on records of the corporation, not less than five days prior to the date of the first regular meeting held after the adoption or modification of the resolution providing for regular meetings.

        Section 2.5 Special Meetings. Special meetings of the board of directors may be called by the president, the chief executive officer or any three members of the board of directors. Each director shall be given notice of each special meeting which shall be actually delivered, orally or in writing, not less than 24 hours prior to the meeting or mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director's address appearing on the records of the corporation not less than 72 hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the board of directors are present and consent to a special meeting. Special meetings of the directors shall be held at the principal office of the corporation or at any other place designated by a majority of the board of directors.

        Section 2.6 Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business.

        Section 2.7 Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

        Section 2.8 Powers of Directors. The board of directors shall have sole responsibility for the management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the board of directors is vested with all of the powers possessed by the corporation itself, so far as this delegation of power is not inconsistent with the Act, the Articles of Incorporation, or these Bylaws. The



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board of directors shall have power to determine what constitutes net earnings, profits and surplus; what amount shall be reserved for working capital and for any other purpose; and what amount shall be declared as dividends; and such determinations by the board of directors shall be final and conclusive except as otherwise provided by the Act and the Articles of Incorporation. The board of directors shall designate one or more officers of the corporation who shall have the power, to sign all deeds, leases contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the corporation. In the absence of the designation of any other officer or officers, the chief executive officer shall be the officer so designated.

        Section 2.9 Executive Committee. A majority of the board of directors may designate from among its members an executive committee of two or more members. The executive committee shall have such powers and shall perform such duties as may be delegated and assigned to the executive committee by the board of directors. The executive committee shall not have the authority of the board of directors with reference to (1) amending the Articles of Incorporation; (2) declaring dividends or distributions except at a rate or in periodic amount determined by the board of directors; (3) approving or recommending to shareholders actions or proposals required by the Act to be approved by shareholders; (4) filling vacancies on the board of directors or any committee thereof; (5) amending the Bylaws; (6) authorizing or approving the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; (7) fixing the compensation of any director for serving on the board of directors or on any committee; (8) adopting a plan of merger, consolidation or exchange not requiring shareholder approval; (9) reducing earned or capital surplus; (10) appointing other committees of the board of directors or the members thereof; or (11) taking any other action prohibited by the Act. A majority of the members of the executive committee may fix its rules of procedure. All actions by the executive committee shall be by a majority of those then serving on the committee or, if taken without a meeting, by unanimous written approval. The executive committee shall keep written records of its activities and proceedings. All action by the executive committee shall be reported to the board of directors at the next meeting following the action and the board of directors may ratify or may revise or alter such action, provided that no rights or acts of third parties shall be affected by any such revision or alteration. Meetings of the executive committee shall be called, from time to time, at the direction and upon the request of any member of the committee. Notice of each meeting, unless waived, shall be given to each member of the committee and shall be actually delivered, orally or in writing, not less than 24 hours prior to the meeting or mailed by deposit in the United States mail, first class postage prepaid, addressed to the member at the member's address appearing on the records of the corporation not less than 72 hours prior to the meeting. All meetings shall be held at the principal office of the corporation or, upon consent of all members of the committee, at any other place.

        Section 2.10 Other Committees. The chairman of the board of directors or a majority of the board of directors may designate other committees from among its members. The committees shall have the powers and duties designated by the board of directors, except that no committee shall have any power which may not be granted to an executive committee under the terms of Section 2.10.

        Section 2.11 Chairman of the Board. The board of directors may elect one of its members chairman of the board of directors. The chairman shall advise and consult with the board of directors and the officers of the corporation as to the determination of policies of the corporation, shall preside at all meetings of the board of directors and of the shareholders, and shall perform such other functions and responsibilities as the board of directors shall designate from time to time.

        Section 2.12 Vice-Chairman of the Board. The board of directors may elect one of its members vice-chairman of the board of directors. The vice-chairman shall preside at all meetings in the absence of the chairman and shall perform such other functions and responsibilities as the board directors may designate from time to time.



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                                  ARTICLE III.
                                    Officers

        Section 3.1 Composition. The officers of this corporation shall consist of a president, one or more vice-presidents, a secretary-treasurer, each of whom shall be elected by the board of directors at the annual meeting of the board of directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors, and any vacancies occurring in any office of this corporation may be filled by election or appointment by the board of directors at any regular meeting or any special meeting called for that purpose. All officers shall hold their office until the next annual meeting of the board of directors and until their successors are elected and qualified, subject to prior death, resignation or removal. Any two or more offices may be held by the same person, except the offices of president and secretary-treasurer, except that if all of the issued and outstanding shares of the corporation is owned of record by one shareholder one person may hold all or any combination of offices.

        Section 3.2 President. At the request of the chairman of the board of directors or in the absence of the chairman and vice-chairman, the president shall preside at meetings of the board of directors and of the shareholders. The president shall sign such documents and instruments of the corporation as may be required by the Articles of Incorporation, these Bylaws or by the Act, or as may be requested by the chief executive officer, and shall perform such other duties as may be prescribed by the board of directors.

        Section 3.3 Vice-President. The vice-president shall have all of the powers and perform all of the duties of the president during the absence or disability of the president, and shall perform such other duties as may be prescribed by the board of directors. If there shall be more than one vice-president, the board of directors may designate the order of seniority in which the vice-presidents shall act.

        Section 3.4 Secretary-Treasurer. The secretary-treasurer shall keep the minutes and records of all the meetings of the shareholders and directors and other official business of the corporation. The secretary-treasurer shall give notice of meetings to the shareholders and directors and shall perform such other duties as may be prescribed by the board of directors. It shall be the duty of the secretary-treasurer to receive all moneys and funds of the corporation and to deposit the same in the name and to the account of the corporation in the bank or banks designated by the board of directors. The secretary-treasurer shall keep accurate books of account and shall make reports of financial transactions of the corporation to the board of directors and shall perform such other duties as may be prescribed by the board of directors. If the board of directors elects a vice-president of finance, the financial duties of the office of secretary-treasurer may rest in that officer.

        Section 3.5 Chief Executive Officer. The board of directors shall designate one of the officers of the corporation or the chairman of the board of directors to serve as the chief executive officer of the corporation. In the absence of a designation of any other officer, the president shall also be the chief executive officer of the corporation. The chief executive officer shall be responsible for implementing the policies and goals of the corporation as stated by the board of directors; shall have general supervision over the property, business and affairs of the corporation; and shall have authority to hire and fire personnel and take such other actions as are necessary and appropriate to implement the policies, goals and directions of the board of directors.

        Section 3.6 Removal. The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer or agent from office whenever in its judgment the best interest of the corporation will be served thereby, provided, however, that no removal shall impair the contract rights, if any, of the officer removed or of this corporation or of any other person or entity. Election or appointment of an officer or agent shall not of itself create contract rights.



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                                   ARTICLE IV.
                           Shares and Other Securities

        Section 4.1 Certificates. All common shares and other securities of this corporation shall be represented by certificates which shall be signed by the chairman, vice-chairman, president or a vice-president and the secretary-treasurer or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

        Section 4.2 Transfer Agent and Registrar. The board of directors may from time to time appoint one or more transfer agents and one or more registrars for the shares and other securities of the corporation. The signatures of the president or a vice-president and the secretary-treasurer or an assistant secretary upon a certificate may be facsimiles if the certificate is manually signed by a transfer agent, or registered by a registrar, and the transfer agent or registrar is neither the corporation itself nor an employee of the corporation.

        Section 4.3 Transfer. Title to a certificate and to the interest in this corporation represented by that certificate can be transferred only: (a) by delivery of the certificate endorsed either in blank or to a specified person or
(b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, either in blank or to a specified person, (c) in both cases signed by the person appearing by the certificate to be the owner of the interest represented thereby.

        Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the corporation of a transfer of shares or other securities of this corporation, the corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote, to receive any notices, to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner.

        Section 4.5 Closing Transfer Books. For the purpose of determining the registered owners of shares or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose, the board of directors may provide that the transfer books shall be closed for a stated period of not more than 60 days. If the transfer books shall be closed for the purpose of determining the registered owners entitled to notice of or to vote at a meeting of the shareholders or an adjournment thereof, such books shall be closed for a stated period of not more than 60 days nor less than 10 days immediately preceding such meeting.

        Section 4.6 Fixing Record Date. In lieu of closing the transfer books, the board of directors may fix in advance a date as record date for any determination of registered owners for which the transfer books might have been closed as provided in Section 4.5.

        Section 4.7 Lost Certificates. In case of the loss or destruction of a certificate of shares or other security of this corporation, a duplicate certificate may be issued in its place upon such conditions as the board of directors shall prescribe.


                                   ARTICLE V.
                                Waiver of Notice

        Whenever any notice is required to be given to any shareholder or director of the corporation by these Bylaws or the Articles of Incorporation, or by the Act, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Attendance of a director at any meeting shall constitute a waiver of any notice required for that meeting,


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except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI.
                  Action Without Meeting: Meetings by Telephone

        Section 6.1 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders, the directors or a committee of this corporation, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the' committee entitled to vote with respect to the action to be taken. The action shall be effective as of the date on which the last signature is placed on the consent, or at such earlier time set forth in the consent. The consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or committee and may be stated as such in any document.

        Section 6.2 Meetings by Telephone. Members of the board of directors, any committee designated by the board of directors or the shareholders may participate in a meeting of the board of directors, the committee or the shareholders by conference telephone or by similar communications equipment by means of which all of the persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


                                  ARTICLE VII.
                          Indemnification and Insurance

        Section 7.1 Definitions. As used in this section:

               (a) "Director" means any person who is or was a director of this corporation and any person who, while a director of the corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

               (b) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

               (c)  "Expenses" includes attorneys fees.

               (d) "Official capacity" means: (i) When used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director as contemplated in section 7.10, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

               (e) "Party" includes a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.

               (f) "Proceeding" means any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative.

        Section 7.2 Non-Derivative Actions. The corporation shall indemnify any person made a party to any proceeding (other than a proceeding referred to in section 7.3) by reason of the fact that he is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding in accordance with this
Article 7 if:



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               (a)  He conducted himself in good faith, and: (i) In the case of conduct in his own official capacity with the corporation, he reasonably believed his conduct to be in the corporation's best interests, or (ii) in all other cases, he reasonably believed his conduct to be at least not opposed to the corporation's best interests; and

               (b) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this section.

        Section 7.3 Derivative Actions. The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director against reasonable expenses actually incurred by him in connection with such proceeding in accordance with this Article 7 if he conducted himself in good faith, and:

               (a) In the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or

               (b) In all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided, that no indemnification shall be made pursuant to this section in respect of any proceeding in which such person shall have been adjudged to be liable to the corporation.

        Section 7.4 Improper Personal Benefit. A director shall not be indemnified under sections 7.2 or 7.3 of this Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

        Section 7.5 Successful Defense, Court Order. Unless otherwise limited by the Articles of Incorporation:

               (a) A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in sections 7.2 or 7.3 shall be indemnified against reasonable expenses incurred by him in connection with the proceeding; and

               (b) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require shall have authority to order indemnification in the following circumstances:

                    (1) If the court determines a director is entitled to
               reimbursement under (a) of this subsection, the court shall order indemnification in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                    (2) If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standards of conduct set forth in sections 7.2 or 7.3 or has been adjudged liable under section 7.4, the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding referred to in section 7.3 and with respect to any proceeding in which liability shall have been adjudged pursuant to section 7.4 shall be limited to expenses.

        A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

        Section 7.6 Determination of Right to Indemnification. No indemnification under section 7.2 or 7.3 shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable subsection. Such determination shall be made:

               (a) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or

               (b) If such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

               (c) In a written opinion by legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the board of directors or a committee thereof by vote as set forth in subsections (a) or (b) of this section 7.6, or if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or

               (d)  By the shareholders.

        Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subsection (c) of this section 7.6 for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this section.

        Section 7.7 Reimbursement in Advance. Reasonable expenses incurred by a director who is party to a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of such proceeding:

               (a)  After a determination, made in the manner specified by section 7.6 that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under sections 7.2 or 73; and

               (b)  Upon receipt by the corporation of:

                    (1) A written affirmation by the director of his good
               faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this section; and

                    (2) A written undertaking by or on behalf of the director
               to repay such amount if it shall ultimately be determined that he has not met such standard of conduct.

        The undertaking required by subsection (b)(2) of this section 7.7 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this section may be authorized in the manner specified in section 7.6.

        Section 7.8 No Conflict with Law or Articles. No provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, the Bylaws, a resolution of shareholders or directors, an agreement, or otherwise (except as contemplated by section 7.11), shall be valid unless consistent with the Act, or, to the extent that indemnity hereunder is limited by the Articles of

Incorporation, consistent therewith. Nothing contained in this section shall limit the corporation's ability to reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

        Section 7.9 Employee Benefit Plans. For purposes of this section, the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

        Section 7.10 Indemnification of Officers, Employees and Agents. Unless otherwise limited by the Articles of Incorporation:

               (a) An officer of the corporation shall be indemnified as and to the extent provided in section 7.5 for a director and shall be entitled to seek indemnification pursuant to section 7.5 to the same extent as a director;

               (b) The corporation may provide indemnification including advances of expenses, to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors pursuant to this Article except that section 7.12 shall not apply to any person other than a director; and

               (c) The corporation, in addition, shall have the power to indemnify an officer who is not a director, as well as employees and agents of the corporation who are not directors, to such further extent, not inconsistent with law, the corporation's Articles of Incorporation, nor these Bylaws, by contract or resolution approved by the board of directors.

        Section 7.11 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation may indemnify him against such liability under the provisions of this Article.

        Section 7.12 Report Regarding Indemnification of Director. Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.


                                  ARTICLE VIII.
                                 Corporate Seal

        The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Washington" and "Corporate Seal".


                                   ARTICLE IX.
                                   Amendments

        Unless otherwise provided in the Articles of Incorporation, the Bylaws of this corporation may be altered, amended or repealed by the directors, subject to repeal or change by action of the shareholders, at any regular


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meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.


                                   ARTICLE X.
                                  Severability

        If any provision of these Bylaws shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.